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                                                                      EXHIBIT 11

                           FUQUA ENTERPRISES, INC.
            NUMBER OF SHARES USED IN COMPUTING EARNINGS PER SHARE
                              DECEMBER 31, 1996

PRIMARY EARNINGS PER SHARE:


TREASURY STOCK METHOD:

                                NUMBER OF
                                 TRADING                  TOTAL               TOTAL
MONTH                             DAYS                    HIGH                LOW
--------------------------------------------------------------------------------------------------------------------
October                             23               $   545.250          $   544.000
November                            20                   483.375              482.125
December                            19                   462.000              459.375
                                    --                 ---------            ---------
                                    62               $ 1,490.625          $ 1,485.500           $2,976.125
                                    ==                 =========            =========            =========

AVERAGE:  $2,976.125 divided by 62 divided by 2 = $24.001
====================================================================================================================


OPTIONS                                                                       OPTION
OUTSTANDING                      SHARES                   PRICE             EXTENSION
--------------------------------------------------------------------------------------------------------------------
                                 5,000                  $  9.500          $    47,500
                                25,000                    20.375              509,375
                               121,400                    21.250            2,579,750
                                 5,000                    21.000              105,000
                                15,000                    20.625              309,375
                                 4,000                    18.625               74,500
                               150,000                    20.500            3,075,000
                               100,000                    18.375            1,837,500
                                25,000                     24.00              600,000
                               -------                                    -----------
Total                          450,400                                    $ 9,138,000
                               =======                                    ===========

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
Average Price (above)                                                     $    24.001
                                                                          -----------
Total Option Extension Divided by Average Price                               380,734
Options Outstanding                                                           450.400
                                                                          -----------
Common Stock Equivalents                                                       69,666
Average Shares Outstanding (see page 2)                                     4,478,847
                                                                          -----------
Use for Primary Earnings Per Share 4th Quarter                              4,548,513
Primary Shares 3rd Quarter                                                  4,565,327
Primary Shares 2nd Quarter                                                  4,603,552
Primary Shares 1st Quarter                                                  4,499,711
                                                                          -----------
Subtotal                                                                   18,217,103
                                                                          -----------
Primary Shares Full Year (Average of Quarters)                              4,554,276

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





                                  -continued-





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FULLY DILUTED EARNINGS PER SHARE:


AVERAGE NUMBER OF SHARES OUTSTANDING:
---------------------------------------------------------------------------------------------------------------
BEGINNING                      ENDING                 NUMBER                   SHARES
DATE                            DATE                  OF DAYS                OUTSTANDING          EXTENSION
---------------------------------------------------------------------------------------------------------------
10-1-96                       10-31-96                  31                   4,478,847           138,844,257
11-1-96                       11-30-96                  30                   4,478,847           134,365,410
12-1-96                       12-31-96                  31                   4,478,847           138,844,257
                                                        --                                       -----------
                                                        92                                       412,053,924
                                                        ==                                       ===========



Average Number of Shares Outstanding:
Fourth Quarter (Extension Divided by Number of Days)                         4,478,847
Fully Diluted Shares 3rd Quarter                                             4,478,847
Fully Diluted Shares 2nd Quarter                                             4,478,847
Fully Diluted Shares 1st Quarter                                             4,478,347
                                                                            ----------
Subtotal                                                                    17,914,888
                                                                            ----------
Fully Diluted Shares Full Year (Average of Quarters)                         4,478,722


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


                                                                                FOURTH                  FULL
                                                                               QUARTER                  YEAR
Closing Price - 12-31-96                                                    $   24.250            $   24.250
                                                                            ----------            ----------

Total Option Extension (from page 1) Divided by Closing Price                  376,825               376,825
Options Outstanding                                                            450,400               450,400
                                                                            ----------            ----------
Common Stock Equivalents                                                        73,575                73,575
Average Shares Outstanding (from above)                                      4,478,847             4,478,722
                                                                            ----------            ----------
Fully Diluted Shares                                                         4,552,422             4,552,297
Less Primary Shares (from page 1)                                            4,548,513             4,554,276
                                                                            ----------            ----------
Additional Shares                                                                3,909                (1,979)
                                                                            ----------            ----------
Percentage                                                                         .09%                 (.04%)



(Note: Anti-dilutive or less than 3.0%; no fully diluted presentation required.)
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



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